                                                                   EXHIBIT 10.48

================================================================================



                            STOCK PURCHASE AGREEMENT



                                      among

                        CONSUMER FINANCIAL NETWORK, INC.


                                       and


                           THE INVESTORS NAMED HEREIN




                      Series A Convertible Preferred Stock



                         Dated as of November 3, 1998



================================================================================

                                TABLE OF CONTENTS
                                -----------------


                                                                                        Page
                                                                                        ----
ARTICLE I

      DEFINITIONS ........................................................................1
         Section 1.1 Definitions .........................................................1
         Section 1.2 Rules of Construction ...............................................7

ARTICLE II

      SALE AND PURCHASE OF PREFERRED STOCK ...............................................7
         Section 2.1 Sale and Purchase of Preferred Stock ................................7
         Section 2.2 Closing of Transactions .............................................8
         Section 2.3 Issue Taxes ........................................................10

ARTICLE III

      CLOSING CONDITIONS ................................................................10
         Section 3.1 Conditions to Obligations of the Initial Investors .................10
         Section 3.2 Conditions to Obligations of the Company at the First Closing ......12
         Section 3.3 Conditions to Obligations of the Subsequent Investors ..............13
         Section 3.4 Conditions to Obligations of the Company ...........................15

ARTICLE 1V

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY .....................................17
         Section 4.1 Due Incorporation and Good Standing ................................17
         Section 4.2 Capitalization .....................................................17
         Section 4.3 Subsidiaries .......................................................18
         Section 4.4 Authority ..........................................................18
         Section 4.5 Authorization, Etc. of Preferred Stock .............................18
         Section 4.6 No Violation or Conflict; No Default ...............................19
         Section 4.7 No Material Adverse Change; Financial Statements ...................20
         Section 4.8 Full Disclosure ....................................................21
         Section 4.9 Private Offering ...................................................21

            Section 4.10 No Brokers .....................................................21
            Section 4.11 Litigation .....................................................21
            Section 4.12 Labor Relations ................................................22
            Section 4.13 Taxes ..........................................................22
            Section 4.14 Environmental Matters ..........................................23
            Section 4.15 ERISA ..........................................................24
            Section 4.16 Intellectual Property ..........................................25
            Section 4.17 Compliance with Laws ...........................................26
            Section 4.18 Agreements .....................................................26
            Section 4.19 Year 2000 ......................................................27

ARTICLE V

      REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR ..................................27
            Section 5.1 Organization and Standing .......................................27
            Section 5.2 Purchase for Own Account ........................................27
            Section 5.3 Accredited Investor .............................................27
            Section 5.4 Authorization ...................................................28
            Section 5.5 ERISA ...........................................................28

ARTICLE VI

      COVENANTS .........................................................................29
            Section 6.1 Capital Contribution of iXL; Use of Proceeds. ...................29
            Section 6.2 Compliance with Laws; Maintenance of Licenses ...................29
            Section 6.3 Information to Prospective Investors ............................29
            Section 6.4 Inspection of Properties and Records ............................30
            Section 6.5 Financial Statements ............................................30
            Section 6.6 Indemnification for Finder's Fees . .............................31
            Section 6.7 Securities Act Registration Statements ..........................31
            Section 6.8 Publicity; Press Releases .......................................32
            Section 6.9 Observation Rights ..............................................32
            Section 6.10 Lock-up. .......................................................32
            Section 6.11 Covenants by Investors .........................................32

ARTICLE VII

      MISCELLANEOUS .....................................................................33
            Section 7.1 Notices .........................................................33
            Section 7.2 Successors and Assigns ..........................................34

Section 7.3 No Waivers; Amendments ......................................................34
Section 7.4 Counterparts ................................................................35
Section 7.5 Section Headings ............................................................35
Section 7.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; ..................................35
Section 7.7 Entire Agreement ............................................................36
Section 7.8 Severability ................................................................36
Section 7.9 Further Assurances ..........................................................36
Section 7.10 Survival of Representations, Warranties and Agreements; No Recourse ........36
Section 7.11 Disclosure of Financial Information ........................................37


                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of November 3,
                                         ---------
1998, and entered into by and among Consumer Financial Network, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedules 1 and 2
                  -------
hereto (each an "Investor" and collectively, the "Investors").
                 --------                         ---------

     In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company agrees, and each of the Investors agrees, severally but not jointly, as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement, the following terms
                 -----------
shall have the following meanings:

     "Affiliate," as applied to any specified Person, shall mean any other
      ---------
Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. In the case of a Person who is an individual, the term "Affiliate" shall include, with respect to such specified Person (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and
(ii) trusts, the trustee or the beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). Notwithstanding the foregoing, the Investors and their respective Affiliates shall not be deemed Affiliates of the Company for purposes of this Agreement.

     "Audit" shall mean any audit, assessment of Taxes, other examination by any
      -----
Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

     "Board of Directors" means, as to any Person, the board of directors of
      ------------------
such Person or any duly authorized committee thereof.

     "Business Day" shall mean each day other than Saturdays, Sundays and days
      ------------
when commercial banks are required or authorized by law or executive order to be closed for business in New York, New York.

     "Capital Stock" means any and all shares, interests, participations or
      -------------
other equivalents (however designated) of corporate stock, including, without limitation, all common stock and preferred stock.

     "Certificate of Designations" means the Certificate of Designations,
      ---------------------------
Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the Series A Convertible Preferred Stock of the Company, as set forth as Exhibit A hereto.

     "Certificate of Incorporation" means the Amended and Restated Certificate
      ----------------------------
of Incorporation of the Company, together with the Certificate of Designations.

     "CFN Technology Services Agreement" means the CFN Technology Services
      ---------------------------------
Agreement, dated the date hereof, between iXL and the Company, in the form attached hereto as Exhibit B.

     "Charter Documents" means the Articles of Organization, Articles of In-
      -----------------
corporation or Certificate of Incorporation, Bylaws and any other organizational document, as amended or restated (or both).

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, and any successor statute or law thereto.

     "Common Stock" means all classesof the common stock of the Company, par
      ------------
value $.01 per share.

     "Consolidated" or "consolidated," when used with reference to any
      ------------      ------------
accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

     "Contracts" has the meaning ascribed thereto in Section 4.6(a)(3).
      ---------

     "Documents" means this Agreement, the Certificate of Incorporation, the
      ---------
Registration Rights Agreements and the Stockholders' Agreement, collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

     "Employee Benefit Plan" has the meaning ascribed thereto in Section 4.15.
      ---------------------

     "Environmental Claim" means any claim, action, cause of action,
      -------------------
investigation of which the Company or any of its Subsidiaries, including any of their management employees, are aware, or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, used or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means all Federal, state, local and foreign laws and
      ------------------
regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "Equity Interest" means (i) with respect to a corporation, any and all
      ---------------
issued and outstanding Capital Stock and warrants, options or other rights to acquire Capital Stock and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options or other rights to acquire any such units or interests.

     "ERISA" means The Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and any successor statute or law thereto.

     "ERISA Affiliate" has the meaning ascribed thereto in Section 4.15.
      ---------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations of the SEC thereunder, and any successor statute or law thereto.

     "First Closing" has the meaning ascribed thereto in Section 2.2(a).
      -------------

     "GAAP" means those generally accepted accounting principles and practices
      ----
which are recognized as such from time to time by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial

Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof.


     "GECC" shall mean General Electric Capital Corporation, a Delaware
      ----
corporation.

     "Governmental Body" shall mean any Federal, state, local or foreign
      -----------------
governmental authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental or private body exercising any governmental regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

     "Holder" or "Holders" means each Investor and any Affiliate of any Investor
      ------      -------
that is or becomes a holder of any of the Preferred Stock, in each case, so long as such Person holds any Preferred Stock.

     "Initial Investors" means the Investors listed on Schedule 1 hereto.
      -----------------

     "Investors" has the meaning ascribed thereto in the recitals to this
      ---------
Agreement.

     "iXL" means iXL Enterprises, Inc., a Delaware corporation.
      ---

     "Laws" has the meaning ascribed thereto in Section 4.6.
      ----

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse
      ----
claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Material Adverse Effect" means (a) a material adverse effect upon the
      -----------------------
business, operations, prospects, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Documents.

     "Materials of Environmental Concern" means chemicals, pollutants,
      ----------------------------------
contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof); asbestos or asbestos-containing materials, or PCBs.

     "Notices" has the meaning ascribed thereto in Section 7.1.
      -------

     "Permitted Lien" shall mean the following Liens: (a) Liens existing on the
      --------------
Closing Date as listed on Schedule 1.1; (b) Liens for taxes, assessments or
                          ------------
other governmental charges or levies not yet due; (c) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business of the Company consistent with past practices for amounts not yet due; (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business of the Company consistent with past practices in connection with worker's compensation, unemployment insurance or other types of social security; and (e) with respect to interests in real property, minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value or materially interfering with the use of such real property.

     "Person" means an individual, partnership, corporation, trust or
      ------
unincorporated organization or a government or agency or political subdivision thereof.

     "Preferred Stock" means the Series A Convertible Preferred Stock of the
      ---------------
Company, having the rights set forth in the Certificate of Incorporation.

     "Proceedings" has the meaning ascribed thereto in Section 4.11.
      -----------

     "Property" or "property" means any assets or property of any kind or nature
      --------      --------
whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible, provided that the terms "Property" or "property," when used with respect to any Person, shall not include securities issued by such Person.

     "OPO" shall mean a public offering of the Common Stock (i) involving (a) at
      ---
least 15% of the total outstanding Common Stock on a fully diluted basis and (b) a minimum anticipated offering price of at least $2.00 per share or (ii) which has been approved by at least one of the members of the Board of Directors that was designated for nomination and election by GECC (or, if no member of the Board of Directors was designated for nomination and election by GECC, by at least one of the members of the

Board of Directors that was designated for nomination and election by the holders of Preferred Stock) pursuant to Section 10.1 of the Stockholders' Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement,
      -----------------------------
dated as of the date hereof, among the Company, iXL, the Initial Investors and certain other investors, as amended from time to time.

     "Rule 144A" means Rule 144A as promulgated by the SEC under the Securities
      ---------
Act, as amended from time to time, and any successor rule or regulation thereto.

     "SEC" means the Securities and Exchange Commission and any successor
      ---
thereto.

     "Second Closing" shall have the meaning ascribed thereto in Section 2.2(a).
      --------------

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the SEC thereunder, and any successor statute or law thereto.

     "Stockholders' Agreement" means the Stockholders' Agreement, dated as of
      -----------------------
the date hereof, among the Company and the stockholders named therein, as amended from time to time.

     "Subsequent Investor" shall have the meaning ascribed thereto in Section
      -------------------
2.2(a).

     "Subsidiary" of any person means (a) a corporation in which such Person, a
      ----------
subsidiary of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has either (i) a majority ownership interest or (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, or (b) a partnership in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person (i) is, at the date of determination, a general partner of such partnership, or (ii) has a majority ownership interest in such partnership or the right to elect, or to direct the election of, a majority of the governing body of such partnership, or
(c) any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person has either (i) at least a majority ownership interest or (ii) the power to elect, or to direct the election of, a majority of the directors or other governing body of such Person.

          "Taxes" shall mean all Federal, state, local and foreign taxes, and
           -----
other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

          "Tax Authority" means the Internal Revenue Service and any other
           -------------
domestic or foreign governmental authority responsible for the administration of any Taxes.

          "Tax Returns" shall mean all Federal, state, local and foreign tax
           -----------
returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

          "Transactions" has the meaning ascribed thereto in Section 4.4.
           ------------

          "Voting Securities" means any class of Equity Interests of a Person
           -----------------
pursuant to which the holders thereof have, at the time of determination, the general power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have the general power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners by reason of the happening of any contingency).

          Section 1.2 Rules of Construction. Unless the context otherwise
                      ---------------------
requires:

          (a) a term has the meaning assigned to it;

          (b) "or" is not exclusive;

          (c) words in the singular include the plural, and words in the plural include the singular;

          (d) provisions apply to successive events and transactions; and

          (e) "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision.

                                   ARTICLE II

                      SALE AND PURCHASE OF PREFERRED STOCK

          Section 2.1 Sale and Purchase of Preferred Stock. (i) On the First
                      ------------------------------------
Closing Date, the Company shall issue and sell to each Initial Investor, and each Initial Investor shall purchase, in the respective amounts set forth opposite each such Initial Investor's name on Schedule 1 hereto, an aggregate of 13,333,334 shares of Preferred Stock, in each case for a purchase price per share of $0.75.

          (ii) On the Second Closing Date, the Company shall issue and sell to each Subsequent Investor, and each Subsequent Investor shall purchase, in the respective amounts set forth opposite each such Subsequent Investor's name on
Schedule 2 hereto, an aggregate of not more than 11,566,666 shares of Preferred Stock, in each case for a purchase price per share of $0.75.

          Section 2.2 Closing of Transactions.
                      -----------------------

          (a) Closings. (i) First Closing. The first closing (the "First
              --------      -------------                          -----
Closing") hereunder with respect to the issuance and sale of the Preferred
-------
Stock being purchased by the Initial Investors shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, 10022, at 10:00 a.m., New York time, on the date hereof, or at such other place and/or on such other Business Day as may be agreed upon by the Initial Investors and the Company (the "First Closing Date"). At the First Closing, the Company will
               ------------------
deliver to each of the Initial Investors the certificates of Preferred Stock to be purchased by such Investor (registered in such Investor's name or the name of such nominee or nominees as such Investor may request), dated the First Closing Date, against payment of the purchase price therefor by intra-bank or Federal funds bank wire transfer of same day funds to such bank account within the United States as the Company shall have designated at least one Business Day prior to such Closing.

          (ii) Second Closing. The second closing (the "Second Closing")
               --------------                           --------------
hereunder with respect to the issuance and sale of the Preferred Stock being purchased by the Investors listed on Schedule 2 hereto (the "Subsequent
                                                             ----------
Investors") shall take place at the offices of Debevoise & Plimpton, 875 Third
---------
Avenue, New York, New York, 10022, at 10:00 a.m., New York time or at such other place and time and on the Business Day as may be agreed upon by the Subsequent Investors and the Company (the "Second Closing Date"). At the Second Closing,
                                 -------------------
the Company will deliver to each of the Subsequent Investors the certificates of Preferred Stock to be purchased by such Investor (registered in such Investor's name or the name of such nominee or nominees as such Investor may request), dated the Second Closing Date, against payment of the purchase price therefor by intra-bank or Federal funds bank wire transfer of same day funds to such bank account within the United States as the Company shall have designated at least one Business Day prior to such Closing.

          (b) Fees and Expenses. (i) Fees Related to the First Closing. Provided
              -----------------      ---------------------------------
that the First Closing occurs, the Company agrees to pay or reimburse all reasonable expenses of the Initial Investors relating to this Agreement, including, but not limited to:

          (1) each Initial Investor's expenses incurred in connection with the transactions contemplated by this Agreement, and the other Documents, including, without limitation, costs incurred in connection with such Initial Investor's review of the Company's business and operations, including the reasonable fees and other charges and expenses of the Investor's counsel incurred in connection herewith or with the other Documents and reasonable fees and other charges and expenses of such Initial Investor's consultants;

          (2) any reasonable fees and other charges and expenses (including the reasonable fees and other charges and expenses of counsel) incurred in connection with any registration or qualification of the Preferred Stock required in connection with the offer and sale of the Preferred Stock to such Initial Investor pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements; and

          (3) each Initial Investor's expenses (including the reasonable fees and other expenses of counsel) relating to any amendment to, or modification of, or any waiver or consent under, this Agreement, the Preferred Stock or any of the other Documents.

          (ii) Fees Related to the Second Closing. Provided that the Second
               ----------------------------------
Closing occurs, the Company agrees to pay or reimburse all reasonable expenses of the Subsequent Investors relating to this Agreement, including, but not limited to:

          (1) each Subsequent Investor's expenses incurred in connection with the transactions contemplated by this Agreement and the other Documents including, without limitation, costs incurred in connection with such Subsequent Investor's review of the Company's business and operations, including the reasonable fees and other charges and expenses of the Investor's counsel incurred in connection herewith or with the other Documents and reasonable fees and other charges and expenses of such Subsequent Investor's consultants;

          (2) any reasonable fees and other charges and expenses (including the reasonable fees and other charges and expenses of counsel) incurred in connection with any registration or qualification of the Preferred Stock required in connection with the offer and sale of the Preferred Stock to such Subsequent Investor pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements; and

          (3) each Subsequent Investor's expenses (including the reasonable fees and other expenses of counsel) relating to any amendment to, or modification of, or any waiver or consent under, this Agreement, the Preferred Stock or any of the other Documents.

          Reimbursement of the expenses to which such Investor is entitled pursuant to this Section 2.2(b), including, without limitation, the reasonable fees and other charges and expenses of such Investor's counsel, shall be made concurrently with the First Closing or the Second Closing, as the case may be, by intra-bank or Federal funds bank wire transfer of same day funds, or at such other time and in such other manner as the Company and the Initial Investors or the Subsequent Investors, as the case may be, may agree.

          (c) Other Investors. The obligations of each Investor shall be several
              ---------------
and not joint, and no Investor shall be liable or responsible for the acts of any other Investor under this Agreement.

          Section 2.3 Issue Taxes. The Company agrees to pay all Taxes (other
                      -----------
than Taxes in the nature of income, franchise or gift taxes) and governmental fees arising in connection with the issuance, sale, delivery or transfer of Preferred Stock by the Company to each Investor and, as the case may be, the execution and delivery of the other Documents and any modification of the Preferred Stock or the Documents, and will hold each Investor harmless without limitation as to time against any and all liabilities with respect to all such Taxes and fees.


                                   ARTICLE III

                               CLOSING CONDITIONS

          Section 3.1 Conditions to Obligations of the Initial Investors. The
                      --------------------------------------------------
obligations of each Initial Investor to purchase and pay for the Preferred Stock to be delivered to such Initial Investor at the First Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before the First Closing
Date:

          (a)   Delivery of Documents. The Company shall have delivered to each
                ---------------------
Investor, in form and substance satisfactory to such Investor, the following:

          (i) Certificates representing the Preferred Stock to be purchased by such Initial Investor, duly executed by the Company, in the aggregate number set forth opposite such Investor's name on Schedule 1 hereto.

          (ii) An opinion, dated the First Closing Date and addressed to each Initial Investor, from Minkin & Snyder, PC, counsel for the Company, as to the matters set forth in Exhibit C.

          (iii) Copies of the Certificate of Incorporation of the Company, together with good standing certificates from the State of Delaware and from all states in which the laws thereof require the Company to be qualified and/or licensed to do business, except where the failure to be so qualified would not result in a Material Adverse Effect, each to be dated a recent date prior to the First Closing Date and certified by the Secretary of State.

          (iv) A certificate of the Secretary of the Company dated the First Closing Date certifying (A) a copy of the bylaws of the Company, (B) resolutions of the Board of Directors of the Company, authorizing the execution, delivery and performance of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement; the Warrant Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Preferred Stock to the Initial Investors pursuant to this Agreement, (C) written consent resolutions of iXL, as sole stockholder of the Company, authorizing the execution and filing of the Certificate of Incorporation and (D) as to the incumbency and genuineness of the signatures of the officers of the Company.

          (v) A certificate of an officer of the Company, dated the First Closing Date, certifying as to the conditions specified in Sections 3.1(b) and 3.1(d).

          (vi) Such additional information and materials as any Initial Investor may reasonably and timely request.

          (b)  Compliance with Agreements. The Company shall have performed and
               --------------------------
complied with all agreements, covenants and conditions contained herein, in each of the other Documents and in any other document contemplated hereby or thereby which are required by the terms hereof or thereof to be performed or complied with by the Company on or before the First Closing Date.

          (c)   Completion of Other Transactions. Simultaneously with or prior
                --------------------------------
to the sale to each Initial Investor of the Preferred Stock to be purchased by such Initial Investor:

          (i) The Company shall have executed and delivered the Registration Rights Agreement.

          (ii) The Company shall have executed and delivered the Stockholders' Agreement.

          (iv) The Company and iXL shall have entered into the CFN Technology Services Agreement.

          (d)   Representations and Warranties. All of the representations and
                ------------------------------
warranties of the Company contained herein or in any of the other Documents shall be true and correct in all material respects on and as of the First Closing Date, except those representations and warranties of the Company that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date both before and after giving effect to the transactions contemplated hereby and by the other Documents.

          (e)   Proceedings Satisfactory. All proceedings taken in connection
                ------------------------
with the sale of the Preferred Stock, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to such Initial Investor. Such Investor and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or as a basis for the opinions to be delivered pursuant to Section
3.1 (a)(ii), all in form and substance satisfactory to such Initial Investor.

          (f)   Consents and Permits. The Company shall have received all
                --------------------
consents, permits, approvals and authorizations and sent or made all notices, filings, registrations and qualifications as may be required pursuant to any law, statute, regulation or rule (Federal, state, local or foreign) or pursuant to any other agreement, order or decree to which it is a party or to which it is subject, in connection with the transactions to be consummated on or prior to the First Closing Date as contemplated by this Agreement or any of the other Documents, except for any such consents, approvals or authorizations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

          (g) No Material Adverse Change. There shall not have been any material
              --------------------------
adverse change in the properties, business, operations, prospects, assets, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

          (h) No Material Judgment or Order. There shall not be on the First
              -----------------------------
Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of such Initial Investor or its counsel, would prohibit the sale or issuance of the Preferred Stock hereunder or would subject the Company to any material penalty if the Preferred Stock were to be issued and sold hereunder.

          Section 3.2 Conditions to Obligations of the Company at the First
                      -----------------------------------------------------
Closing. The obligations of the Company to sell and issue the Preferred Stock to
-------
be delivered to each Initial Investor at the First Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before the First Closing Date:

          (a) Delivery of Documents. Each Initial Investor shall have delivered
              ---------------------
to the Company satisfactory evidence of such Initial Investor's authorization to consummate the Transactions.

          (b) Completion of Other Transactions. Simultaneously with or prior to
              --------------------------------
the sale to each Initial Investor of the Preferred Stock to be purchased by such
Investor:

          (1) such Initial Investor shall have executed and delivered the Stockholders' Agreement and the Registration Rights Agreement.

          (2) all covenants, agreements and conditions contained in this Agreement and the other Documents to which such Initial Investor is a party to be performed or complied with by such Initial Investor on or prior to the First Closing shall have been performed or complied with in all material respects by such Initial Investor, and at such time such Initial Investor shall not be in default in the performance of or compliance with any of the provisions of this Agreement and the other Documents to which it is a party.

          (c) Representations and Warranties. All of the representations and
              ------------------------------
warranties of each Initial Investor contained herein or in any of the other Documents shall be true and correct on and as of the First Closing Date, except for those representations and warranties of such Initial Investor that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, both before and after giving effect to the transactions contemplated hereby and by the other Documents.

          (d) No Material Judgment or Order. There shall not be on the First
              -----------------------------
Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that prohibits the sale or issuance of the Preferred Stock to such Initial Investor hereunder or would subject the Company to any material penalty if the Preferred Stock were to be issued and sold to such Initial Investor hereunder.

          Section 3.3 Conditions to Obligations of the Subsequent Investors. The
                      -----------------------------------------------------
obligations of each Subsequent Investor to purchase and pay for the Preferred Stock to be delivered to such Subsequent Investor at the Second Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before the Second Closing Date:

          (a)   Delivery of Documents. The Company shall have delivered to each
                ---------------------
Subsequent Investor, in form and substance satisfactory to such Investor, the following:

          (i) Certificates representing the Preferred Stock to be purchased by such Subsequent Investor, duly executed by the Company, in the aggregate number set forth below such Investor's name on Schedule 2 hereto.

          (ii) An opinion, dated the Second Closing Date and addressed to each Subsequent Investor, from Minkin & Snyder, PC counsel for the Company, as to the matters set forth in Exhibit C.

          (iii) Copies of the Certificate of Incorporation of the Company together with good standing certificates from the State of Delaware and from all states in which the laws thereof require the Company to be qualified and/or licensed to do business, except where the failure to be so qualified would not result in a Material Adverse Effect, each to be dated a recent date prior to the Second Closing Date and certified by the Secretary of State.

          (iv) A certificate of the Secretary of the Company, dated the Second Closing Date, certifying (A) a copy of the bylaws of the Company, (B) resolutions of the Board of Directors of the Company, authorizing the execution, delivery and performance of this Agreement, the Stockholders' Agreement, the Registration Rights

Agreement, and the other Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Preferred Stock to the Subsequent Investors pursuant to this Agreement, (C) written consent resolutions of iXL, as the majority stockholder of the Company, authorizing the execution and filing of the Certificate of Incorporation and (D) as to the incumbency and genuineness of the signatures of the officers of the Company.

          (v) A certificate of an Officer of the Company, dated the Second Closing Date, certifying as to the conditions specified in Sections 3.3(b) and 3.3(c).

          (vi) Such additional information and materials as any Subsequent Investor may reasonably and timely request.

          (b)  Compliance with Agreements. The Company shall have performed and
               --------------------------
complied with all agreements, covenants and conditions contained herein or in any of the other Documents which are required by the terms hereof or thereof to be performed or complied with by the Company on or before the Second Closing Date.

          (c)  Representations and Warranties. All of the representations and
               ------------------------------
warranties of the Company contained herein shall be true and correct in all material respects on and as of the Second Closing Date both before and after giving effect to the transactions contemplated hereby and by the other Documents, except those representations and warranties of the Company that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date.

          (d)  Proceedings Satisfactory. All proceedings taken in connection
               ------------------------
with the sale of the Preferred Stock, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to such Subsequent Investor. Such Investor and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or as a basis for the opinions to be delivered pursuant to Section 3.3(a)(ii), all in form and substance satisfactory to such Subsequent Investor.

          (e)  Consents and Permits. The Company shall have received all
               --------------------
consents, permits, approvals and authorizations and sent or made all notices, filings, registrations and qualifications as may be required pursuant to any law, statute, regulation or rule (Federal, state, local or foreign) or pursuant to any other agreement, order or decree to which it is a party or to which it is subject, in connection with the transactions to be consummated on or prior to the Second Closing Date as contemplated by this Agreement or any of the other Documents, except for any such consents, approvals or authorizations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

          (f) No Material Adverse Change. There shall not have been any material
              --------------------------
adverse change in the properties, business, operations, prospects assets, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

          (g) No Material Judgment or Order. There shall not be on the Second
              -----------------------------
Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that prohibits the sale or issuance of the Preferred Stock hereunder or would subject the Company to any material penalty if the Preferred Stock were to be issued and sold hereunder.

          Section 3.4 Conditions to Obligations of the Company at the Second
                      ------------------------------------------------------
Closing. The obligations of the Company to sell and issue the Preferred Stock to
-------
be delivered to each Subsequent Investor at the Second Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before the Second Closing Date:

          (a) Delivery of Documents. Each Subsequent Investor shall have
              ---------------------
delivered to the Company satisfactory evidence of such Subsequent Investor's authorization to consummate the Transactions.

          (b) Completion of Other Transactions. Simultaneously with or prior to
              --------------------------------
the sale to each Subsequent Investor of the Preferred Stock to be purchased by such Investor:

          (1) such Subsequent Investors shall have executed and delivered the Stockholders' Agreement and the Registration Rights Agreement.

          (2) all covenants, agreements and conditions contained in this Agreement and the other Documents to which such Subsequent Investor is a party to be performed or complied with by each Subsequent Investor on or prior to the Second Closing shall have been performed or complied with in all material respects by such Subsequent Investor, and at such time such Subsequent Investor shall not be in default in the performance of or compliance with any of the provisions of this Agreement and the other Documents to which it is a party.

          (c) Representations and Warranties. All of the representations and
              ------------------------------
warranties of each Subsequent Investor contained herein or in any of the other Documents shall be true and correct on and as of the Second Closing Date both before and after giving effect to the transactions contemplated hereby and by the other Documents, except for those representations and warranties of such Subsequent Investor that speak of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date.

          (d) No Material Judgment or Order. There shall not be on the Second
              -----------------------------
Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that prohibits the sale or issuance of the Preferred Stock to such Subsequent Investor hereunder or would subject the Company to any material penalty if the Preferred Stock were to be issued and sold to such Subsequent Investor hereunder.

          (e) Compliance Certificate. Such Subsequent Investor shall have
              ----------------------
delivered to the Company a certificate, dated the Second Closing Date certifying to the fulfillment of the conditions specified in this Sections 3.4(b)(2) and 3.4(c).


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Investors on the date hereof and as of the respective Closings as follows:

          Section 4.1 Due Incorporation and Good Standing. The Company has been
                      -----------------------------------
duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other Documents to which it is a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

          Section 4.2 Capitalization. (a) The authorized capital stock of the
                      --------------
Company consists of (1) 250,000,000 shares of Common Stock, par value $.0l per share (the "Common Stock"), and (2) 30,000,000 shares of blank check preferred stock, 24,900,000 shares of which have been designated as the Preferred Stock. After giving effect to the transactions contemplated by the First Closing, (i) there will be issued and outstanding (A) 100,000,000 shares of Common Stock and
(B) 13,333,334 shares of Preferred Stock, all of which will be validly issued and fully paid and nonassessable and (ii) there will be reserved for issuance 24,900,000 shares of Common Stock to be issued upon conversion of the Preferred Stock. Except as set forth above and on Schedule 4.2 hereto, after giving effect to the First Closing and Second Closing, respectively, no Equity Interests of the Company or any Subsidiary of the Company will be issued or outstanding and there are not, and at each Closing Date there will not be, any options, agreements, instruments or securities relating to the issued or unissued Equity Interests of the Company or any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to issue, transfer, grant or sell any Equity Interests in the Company or any Subsidiary of the Company.

          (b) The Company has complied with all federal and state securities laws in connection with the issuance of all outstanding Equity Interests, except where such failure would not have a Material Adverse Effect.

          (c) Except as listed on Schedule 4.2, and except as contemplated by the Documents, there are no preemptive rights, voting agreements, transfer restrictions (except those imposed by applicable federal and state securities laws), or registration rights (except as set forth in the Registration Rights Agreement) affecting the Equity Interests in the Company.

          Section 4.3 Subsidiaries. Schedule 4.3 hereto sets forth a list of all
                      ------------
Subsidiaries of the Company and the respective state or jurisdiction of incorporation or organization. All of the issued or outstanding Equity Interests of such Subsidiaries have been duly and validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company. Each Subsidiary of the Company is duly incorporated and is in good standing in its respective state or jurisdiction of incorporation and has the corporate authority to own, lease or operate its properties and to conduct its business as currently conducted and as proposed to be conducted. Each Subsidiary of the Company is duly qualified to transact business and is in good standing as a foreign corporation in each state or jurisdiction in which such qualification is required, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

          Section 4.4 Authority. The Company has all necessary corporate power
                      ---------
and authority to execute and deliver this Agreement and each of the other Documents, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The execution and delivery of this Agreement and the other
 ------------
Documents have been authorized by all necessary corporate action on the part of the Company and no other corporate proceedings or approvals are required on the part of the Company to authorize this Agreement or the other Documents or to consummate the Transactions. Each of this Agreement, the Registration Rights

Agreement and the Stockholders' Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Initial Investors or the Subsequent Investors, as the case may be, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 4.5 Authorization, Etc. of Preferred Stock. The issuance and
                      --------------------------------------
sale of the Preferred Stock has been duly authorized and the Preferred Stock when issued to the Investors for the consideration set forth herein will be fully paid and non-assessable, with no personal liability attached to the ownership thereof.

          Section 4.6 No Violation or Conflict: No Default. (a) None of the
                      ------------------------------------
nature of the business of the Company or any of its Subsidiaries, the execution, delivery or performance by the Company of this Agreement or the other Documents, the compliance by the Company with its obligations hereunder or thereunder, the consummation of the Transactions, and the issuance, sale or delivery of the Preferred Stock will:

          (1) violate or conflict with any provision of the Charter Documents of the Company or any of its Subsidiaries;

          (2) violate or conflict with any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body (collectively, "Laws") applicable to the
                                                    ----
     Company or any of its Subsidiaries or by which any of their respective properties or assets may be subject, except where such violation would not, reasonably be expected to have, a Material Adverse Effect; or

          (3) violate, be in conflict with, or constitute a breach or default (or any event which, with the passage of time or notice or both, would become a default) under, or permit the termination of, or require the consent of any Person under, result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries under, result in the loss (by the Company or any of its Subsidiaries) or modification in any manner adverse to the Company and its Subsidiaries of any right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral (collectively,

     "Contracts") to which the Company or any of its Subsidiaries is a party or
      ---------
     by which their properties are bound or affected except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The Company is not in default (without giving effect to any grace or cure period or notice requirement) under any Contract, its Certificate of Incorporation or bylaws or any applicable judgments or orders, except where such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) The execution and delivery of this Agreement and the other Documents do not, and the performance of its obligations under this Agreement and the other Documents and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body under any Laws, except for (i) required filings under the Securities Act or state "blue sky" laws, (ii) those filings or notifications listed on Schedule 4.7 hereto and (iii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 4.7 No Material Adverse Change: Financial Statements.
                      ------------------------------------------------

          (a) Except as set forth on Schedule 4.7 hereto, subsequent to June 30, 1998, there has not been (i) any material adverse change in the properties, business, prospects, operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) any asset or property of the Company made subject to a Lien of any kind, other than Permitted Liens,
(iii) any waiver of any valuable right of the Company or any Subsidiary, or the cancellation of any material debt or material claim held by the Company or any Subsidiary, (iv) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company, or any agreement or commitment therefor,
(v) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of the Company, except in the ordinary course of business,
(vi) any loan by the Company or any Subsidiary to any officer, director, employee, consultant or stockholder or any agreement or commitment therefor, other than travel expense advances made by the Corporation to its officers, directors, employees, consultants or stockholders in the ordinary course of business, (vii) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets of the Company or any Subsidiary or (viii) any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, or consultant of the Company or any Subsidiary other than in the ordinary course of business.

           (b) The Company has heretofore furnished the Investors with a true and complete copy of (i) the audited financial statements of the Company for the years ended December 31, 1996 and 1997 and unaudited financial statements for the six-month period ending June 30, 1998. Such financial statements present fairly in all material respects the financial position, results of operations, shareholders' equity and cash flows of the Company at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared each in accordance with GAAP consistently applied throughout the periods involved (except, in the case of the unaudited financial statements, for the exclusion of footnotes and normal year end adjustments). Except as set forth on Schedule 4.8, since June 30, 1998, the Company has not incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, or otherwise and whether due or to become due) of any nature, except for liabilities, obligations or contingencies (a) which are reflected in the unaudited balance sheet of the Company at June 30, 1998 (b) which were incurred in the ordinary course of business after June 30, 1998 (c) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (d) which arise as a result of this Agreement or the other Documents. Since December 31, 1997, there has been no change in any significant accounting (including tax accounting) policies, practices or procedures of the Company.

           (c) Except as set forth on Schedule 4.7, the Company has good and marketable title to all properties, interests in properties and assets, real, personal and mixed, tangible or intangible, used in the conduct of its business, free and clear of all Liens other than Permitted Liens.

           Section 4.8 Full Disclosure. Neither this Agreement, the financial
                       ---------------
statements referred to in Section 4.8 nor any other Document contains any untrue
                          -----------
statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

           Section 4.9 Private Offering. Assuming the correctness of the
                       ----------------
representations and warranties set forth in Sections 5.1, 5.2 and 5.3 hereof, the offer and sale of the Preferred Stock to the Investors hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Preferred Stock, no form of general solicitation or general advertising was used by the Company and its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

           Section 4.10 No Brokers. The Company has not engaged any broker,
                        ----------
finder, commission agent or other such intermediary in connection with the sale of the Preferred Stock and the Transactions contemplated by this Agreement and the other Documents, and the Company is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

           Section 4.11 Litigation. (a) Except as set forth on Schedule 4.11,
                        ----------
there is no action (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, or to the knowledge of the Company, threatened ("Proceedings") against or affecting the Company or any of
                      -----------
its Subsidiaries or any of their respective properties or assets, except for such Proceedings that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, and there is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Documents or the Transactions.

           (b) Neither the Company nor any of its Subsidiaries is subject to (i) any judgment, order or decree of any Governmental Body, or (ii) any rule or regulation of any Governmental Body that has had a Material Adverse Effect or that would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

           Section 4.12 Labor Relations. (a) Neither the Company nor any of its
                        ---------------
Subsidiaries, nor any Person for whom the Company or any of its Subsidiaries is or may be responsible by law or contract, is engaged in any unfair labor practice that would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any Person for whom the Company or any of its Subsidiaries is or may be responsible by law or contract, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries, or any Person for whom either the Company or any of its Subsidiaries is or may be responsible by law or contract, and (iii) no union representation claim or question existing with respect to the employees of the Company or any of its Subsidiaries, or any Person for whom either the Company or any of its Subsidiaries is or may be responsible by law or contract, and no union organizing activities taking place. Neither the Company nor any of its Subsidiaries, nor any Person for whom the Company or any of its Subsidiaries is or may be responsible by law or contract, is a party to any collective bargaining agreement.

           (b) Except as disclosed on Schedule 4.12 or such as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has violated any applicable Federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, immigration and occupational safety and health. To the knowledge of the Company or any of its Subsidiaries, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, and the Company and each of its Subsidiaries have at all times been in material compliance with all Federal and state laws and regulations prohibiting discrimination in the workplace including, without limitation, laws and regulations that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, immigration status, workers compensation status or otherwise.

           Section 4.13 Taxes. Except as otherwise disclosed in Schedule 4.13:
                        -----

           (a) The Company and its Subsidiaries have timely tiled or will timely file or cause to be timely filed, all Tax Returns (or extensions) required by applicable law to be filed by any of the Company or its Subsidiaries. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

           (b) The Company and its Subsidiaries have paid, or where payment is not yet due, have established, or will establish or cause to be established on or before the First Closing Date, an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the First Closing Date.

           (c) No Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or its Subsidiaries. No issue has been raised by any Tax Authority in any Audit of the Company or its Subsidiaries that if raised with respect to any other period not so audited would reasonably be expected to result in a material proposed deficiency for any period not so audited. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or its Subsidiaries. There are no liens for Taxes upon the assets of the Company or its Subsidiaries, except liens for current Taxes not yet due.

           (d) Neither the Company nor its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or has executed powers of attorney with respect to Tax matters, which will be outstanding as of the First Closing Date.

           (e) Neither the Company nor its Subsidiaries is a party to, or is bound by any tax sharing, cost sharing, or similar agreement or policy relating to Taxes.

           (f) Neither the Company nor its Subsidiaries has entered into agreements that would result in the disallowance of any tax deductions pursuant to Section 280G of the Code. No "consent" within the meaning of Section 341(f) of the Code has been filed with respect to the Company or its Subsidiaries.

           Section 4.14 Environmental Matters.
                        ---------------------

           (a) Each of the Company and its Subsidiaries is in compliance with all Environmental Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written communication that alleges that the Company or its Subsidiaries is not in compliance with any Environmental Laws, and there are no circumstances that may prevent or interfere with such compliance in the future.

           (b) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to the operations or business of the Company or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law.

           (c) To the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

           (d) Without in any way limiting the generality of the foregoing,
Schedule 4.14 sets forth (i) all permits, licenses and other governmental authorizations held by the Company and its Subsidiaries, or required for any of their operations or business, under any Environmental Law, including the current status of each such permit, license and authorization, (ii) all on-site and to the knowledge of the Company off-site locations where the Company or any of its Subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (iii) to the knowledge of the Company, all underground storage tanks, and the capacity and contents of such tanks, located on property owned, leased or controlled by the Company or its Subsidiaries, (iv) to the knowledge of the Company, the location and condition of any asbestos or lead (including furnishings or lead-based paints) contained in or forming part of any building, building component, structure or office space owned, leased or controlled by the Company or its Subsidiaries, and (v) to the knowledge of the Company, all PCBs or PCB-containing items that are used or stored at any property owned, leased or controlled by the Company or its Subsidiaries.

           Section 4.15 ERISA. Except as set forth on Schedule 4.15, none of the
                        -----
Company nor any of its Subsidiaries, or any other trade or business, whether or not incorporated, that together with the Company or its Subsidiaries would be deemed a "single employer" (within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") is a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the
Code), with respect to any profit-sharing, pension or retirement plan, program, arrangement or agreement, or any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any "plan" (within the meaning of Section 4975 of the Code) (collectively, each such plan, program, arrangement or agreement an "Employee Benefit Plan").
              ---------------------

           With respect to each Employee Benefit Plan: (i) each Employee Benefit Plan has been administered in compliance in all material respects, with its terms including, but not limited to, any provisions relating to contributions thereunder, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other Federal, state and other applicable laws, rules and regulations, as they relate to such Employee Benefit Plans; (ii) no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as described in Section 4975 of the Code or Title I of ERISA) effected by the Company or any of its Subsidiaries with respect to any Employee Benefit Plan and, to the knowledge of the Company or any of its Subsidiaries, there have been no "prohibited transactions" (as described in Section 4975 of the Code or Title I of ERISA) effected by any Person other than the Company or any of its Subsidiaries with respect to any Employee Benefit Plan; (iii) there are no proceedings, suits or material claims (other than routine claims for benefits) pending or to the knowledge of the Company threatened with respect to any Employee Benefit Plan, the assets of any trust thereunder or the Employee Benefit Plan sponsor with respect to the design or operation of any Employee Benefit Plan; (iv) no condition exists or event or transaction has occurred in connection with any Employee Benefit Plan that has resulted or is reasonably likely to result in the Company or any of its Subsidiaries or any such ERISA Affiliate incurring any liability, fine or penalty except as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect; (v) no Employee Benefit Plan is or ever has been subject to Title IV of ERISA and neither the Company nor any of its Subsidiaries has any liability under Title IV of ERISA, whether actual or contingent; and (vi) no amounts payable pursuant to any Employee Benefit Plan will, in connection with the transactions contemplated under this Agreement, the other Documents, fail for any reason to be deductible for Federal income tax purposes.

     Section 4.16 Intellectual Property. Each of the Company and its
                  ---------------------
Subsidiaries owns or possesses adequate licenses or other rights to use all material intellectual property, including but not limited to trademarks, service marks, trade names, copyrights, computer software, and know-how, necessary to conduct its business as currently conducted and as proposed to be conducted, and neither the Company nor any of its Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to the use of such intellectual property that would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all intellectual property used in its business as currently conducted and as proposed to be conducted is valid and enforceable and the Company has performed all acts and has paid all required fees and taxes to maintain all registrations and applications of such intellectual property in full force and effect, except for any failure to do so which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, in the conduct of their respective businesses as now conducted or as proposed to be conducted, infringes or conflicts with any right of any third party known to the Company, where such infringement or conflict would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement and the other Documents or the performance of any obligations hereunder and thereunder, in breach of any license or other agreement relating to any intellectual property, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no third party is infringing or has infringed any intellectual property of the Company or its Subsidiaries except for any infringement that would not reasonably be expected to have a Material Adverse Effect. Schedule 4.16 hereto lists all registered intellectual property owned or licensed by the Company or its Subsidiaries.

     Section 4.17 Compliance with Laws. Each of the Company and its Subsidiaries
                  --------------------
has obtained and has maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all Laws relating to its business, other than those licenses, permits, consents and authorizations the absence of which would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, and any such licenses, permits, consents and authorizations remain in full force and effect, except as to any of the foregoing, the absence of which would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance, in all material respects, with all Laws and there is no pending or, to the Company's knowledge, threatened, Proceedings against either the Company or its Subsidiaries under any Laws, other than any such Proceedings which would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

           Section 4.18 Agreements. Except as set forth on Schedule 4.18 hereto,
                        ----------
neither the Company nor any of its Subsidiaries is a party to any written or oral (a) Contract with any labor union; (b) Contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements; (c) Contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any Person on a consulting basis; (d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a Lien on any assets of the Company or any of its Subsidiaries; (e) guaranty of any obligation for borrowed money; (f) material lease or agreement under which the Company or any of its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other party; (g) material lease or agreement under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any of its Subsidiaries; (h) agreement or other commitment for capital expenditures in excess of $100,000; (i) Contract, agreement or commitment under which the Company or any of its Subsidiaries is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party in connection with the transactions contemplated herein; or (j) any other Contract, agreement, arrangement or understanding which is material to the business of the Company and its Subsidiaries, taken as a whole. All such Contracts constitute the valid and binding obligations of the Company or its Subsidiaries, as the case may be, and, to the best knowledge of the Company, the other parties thereto, enforceable in accordance with their terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. For the purposes of this Section 4.18, "material" shall mean any Contract calling for payments from one party to the other of more than $100,000.00.

            Section 4.19 Year 2000. The Company represents and warrants that its
                         ---------
computer system and software are able to accurately process date data, including but not limited to, calculating comparing and sequencing from, into and between the twentieth century (through the year 1999), the year 2000 and the twenty-first century, including leap year calculations.


                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

           Each Investor (as to itself only) represents and warrants to the Company that:

           Section 5.1 Organization and Standing. Such Investor is a corporation
                       -------------------------
or other legally recognizable entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

           Section 5.2 Purchase for Own Account. Such Investor is purchasing the
                       ------------------------
Preferred Stock to be purchased by it solely for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Preferred Stock to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Preferred Stock pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

           Section 5.3 Accredited Investor. Such Investor is knowledgeable,
                       -------------------
sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Preferred Stock and it acknowledges that the Preferred Stock has not been registered under the Securities Act and understands that the Preferred Stock must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Preferred Stock and is presently able to afford the complete loss of such investment; and it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

     Section 5.4 Authorization. Such Investor has taken all actions necessary to
                 -------------
authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Documents and
(iii) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of such Investor enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

     Section 5.5 ERISA. Such Investor represents that either:
                 -----

     (a) it is not acquiring the Preferred Stock for or on behalf of any Employee Benefit Plan;

     (b) the assets used to acquire the Preferred Stock are assets of an insurance company general account and the purchase of the Preferred Stock would be exempt under the provisions of Prohibited Transaction Class Exemption 95-60;

     (c) the assets used to acquire the Preferred Stock are assets of a "venture capital operating company" or "real estate operating company" (as defined in 29 C.F.R' 25 10.3-101); or

     (d) if it is otherwise acquiring the Preferred Stock on behalf of an employee pension benefit plan, an employee welfare benefit plan or a "Plan," either directly or through an investment fund (such as a bank collective investment fund or insurance company pooled separate account), then, assuming that the plans identified to such Investor by the Company in writing are the only employee benefit plans (as defined in Section 3 of ERISA) or Plans with respect to which the Company is a "party in interest" or "disqualified person" (as such terms are defined in section 3 of ERISA and section 4975 of the Code, respectively), either

     (i) no part of the funds to be used to purchase the Preferred Stock constitutes assets allocable to any trust that contains assets of any of such employee benefit plans, or

     (ii) exemption from the prohibited transaction rules applies such that the use of such funds does not constitute a non-exempt prohibited transaction in violation of section 406 of ERISA or section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to section 502 of ERISA or a tax imposed under section 4975 of the Code.


                                  ARTICLE VI

                                   COVENANTS

           Section 6.1 Capital Contribution of iXL: Use of Proceeds.
                       --------------------------------------------

           (a) Immediately preceding the First Closing, iXL shall make a capital contribution to the Company equal to the Company's outstanding indebtedness to iXL as of the date of the First Closing, and the Company shall use the proceeds from such capital contribution to repay such amount of such indebtedness.

           (b) The proceeds from the sale of the Preferred Stock will be used first to satisfy the fees and expenses of the Company and the Investors related to the Transactions and the remainder shall be used as working capital of the Company.

           Section 6.2 Compliance with Laws: Maintenance of Licenses. The
                       ---------------------------------------------
Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

           Section 6.3 Information to Prospective Investors. Provided that a
                       ------------------------------------
sale pursuant to Rule 144A is available to the Holders, until the closing of a QPO, the Company shall, upon the request of any Investor or subsequent Holder, deliver to such Investor or such Holder and any prospective purchaser designated by such Investor or such Holder promptly following the request of such Investor, such Holder or such prospective purchaser the information which such Investor, Holder or prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A.

           Section 6.4 Inspection of Properties and Records. Until the closing
                       ------------------------------------
of a QPO, the Company agrees to allow, and to cause each of its Subsidiaries to allow, each Investor or subsequent Holder who continues to hold Preferred Stock with an original cost of at least $1,000,000 (or, such Persons as any of them may designate) (individually and collectively, "Inspectors"), subject to appropriate agreements as to
                   ----------
confidentiality, (i) to visit and inspect any of the properties of the Company
                  -
or any of its Subsidiaries, (ii) to examine all their books of account, records,
                             --
reports and other papers and to make copies and extracts therefrom, (iii) to
                                                                     ---
discuss its affairs, finances and accounts with its officers and employees, and
(iv) to discuss the financial condition of the Company and its Subsidiaries with their independent accountants upon reasonable notice to the Company of its intention to do so and so long as the Company shall be given the reasonable opportunity to participate in such discussions (and by this provision the Company authorizes such accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be at such reasonable times and as often as may be reasonably requested.

           Section 6.5 Financial Statements. Until the closing of a QPO, the
                       --------------------
Company will deliver to each Investor or subsequent Holder who continues to hold Preferred Stock with an original cost of at least $2,000,000:

           (a) Not more than 30 days after the end of each month, beginning with November 1998, a consolidated balance sheet of the Company as at the end of such month and the related consolidated statements of income of the Company for such month and (in the case of all months other than the first month of such fiscal year) for the period from the beginning of the current fiscal year to the end of such month, and setting forth, in each case in comparative form, figures for the corresponding month and each previous month and period in the Company's budget for the current fiscal year, certified by the chief financial officer of the Company as fairly presenting in all material respects the financial condition of the Company as at the dates indicated and the results of their operations for the periods indicated, prepared in accordance with GAAP consistently applied except for the absence of footnotes and subject to changes resulting from periodic adjustments;

           (b) Not more than 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of such year and the related consolidated statements of income and cash flows of the Company for such year, corresponding figures from the preceding fiscal year, and in the case of such consolidated financial statements, accompanied by a report thereon of Price Waterhouse or such other independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements were prepared in accordance with GAAP consistently applied and present fairly in all material respects the consolidated financial condition of the Company as of the dates indicated; and

           (c) Not later than 30 days prior to the start of each fiscal year beginning with the fiscal year beginning January 1, 1999, monthly and annual management projections and budgets for such fiscal year.

           Section 6.6 Indemnification for Finder's Fees. The Company hereby
                       ---------------------------------
agrees to indemnify each Investor, each Affiliate of an Investor, and each director, officer, partner, employee, counsel, agent or representative against and hold them harmless from all losses, claims, damages or other liabilities arising from any finder's or other brokers or investment banker fees payable by the Company with respect to the transactions contemplated hereunder.

           Section 6.7 Securities Act Registration Statements. Except for
                       --------------------------------------
securities of the Company registered on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto, the Company shall not file any registration statement under the Securities Act covering any securities unless it shall first have given the Investors written notice thereof. In connection with any registration statement referred to in this Section 6.6, the Company will indemnify, to the extent permitted by law, each Investor, its partners, officers and directors and each person, if any, who controls such Investor within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company by such Investor for use in such registration statement. If, in connection with any such registration statement, an Investor shall furnish written information to the Company for use in the registration statement, such Investor will indemnify, to the extent permitted by law, the Company, its directors, each of its officers who sign such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Investor for use therein, provided, however, that in no case shall any Investor be liable or responsible for any amount in excess of the net amount of proceeds (after taking into account underwriters' discounts and commissions) actually received by such Investor from the sale of securities pursuant to such registration statement, prospectus or preliminary prospectus.

           Section 6.8 Publicity: Press Releases. The Company shall not issue
                       -------------------------
any press release or make any public disclosure (other than any public disclosure required by law) identifying any Investor's relationship with the Company or iXL, including with respect to an Investor's investment in the Company contemplated hereby unless such press release or public disclosure is approved by such Investor in advance, provided, however, that this Section 6.8 shall not prevent iXL from disclosing any such information required to be disclosed by the federal securities laws in a registration statement filed by iXL pursuant to the Securities Act or in any of its filings pursuant to the Exchange Act.

           Section 6.9 Observation Rights. In the event that either GECC or the
                       ------------------
Holders representing a majority of the outstanding Preferred Stock do not designate for nomination and election members to the Board of Directors in accordance with Section 10.1 of the Stockholders' Agreement or in the event that either GECC's or such Holders' designee is not elected to the Board of Directors, then GECC (for so long as GECC and its Affiliates still own at least 30% of the aggregate number of shares of Preferred Stock purchased by GECC hereunder) or such Holders, as the case may be, shall have the right to have a non-voting representative attend any meetings of the Board of Directors (including any adjournments thereof) either in person or by such other method as shall be allowed under the Bylaws for Directors, and shall further have the right to receive any notices and materials provided to the entire Board of Directors in their capacity as such. Any such representative shall have the right to speak at such meetings and to make such suggestions and requests during such meetings as such representative deems appropriate, and the Board of Directors shall consider such suggestions and requests in good faith.

          Section 6.10 Lock-up. Each Investor agrees that it shall not Transfer
                       -------
(as such term is defined in the Stockholders' Agreement) any shares of Preferred Stock or Common Stock issuable upon conversion of Preferred Stock for 180 days after any public offering of shares of common stock of iXL unless the managing underwriter for such offering decides such restriction is unnecessary, and each Investor agrees to execute any agreement or document reasonably requested by any such underwriter which relates to such restriction.

           Section 6.11 Covenants by Investors. From and after the date hereof,
                        ----------------------
each Holder shall use its reasonable efforts to provide the Company with a "slot" on the payroll deduction system used by the Holder and its affiliated companies for direct payment by the Holder's employees for products purchased through the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

           Section 7.1 Notices. All notices, demands, requests, consents or
                       -------
approvals (collectively, "Notices") required or permitted to be given hereunder
                          -------
or which are given with respect to this Agreement shall be in writing and shall be personally delivered or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address (and with such other copy) as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third Business Day following the date mailed or on the next Business Day following delivery of such notice to a reputable overnight courier service.

      To the Company:

           Consumer Financial Network, Inc.
           Two Park Place
           1888 Emery Street, 2nd Floor
           Atlanta, Georgia, 30318
           Attention:   M. Wayne Boylston
           Telecopy No.: (404) 267-3801

      with a copy (which shall not constitute Notice) to:

           Minkin & Snyder, PC
           One Buckhead Plaza
           3060 Peachtree Street, N.E., Suite 1100
           Atlanta, Georgia 30305
           Attention:   James S. Altenbach, Esq.
           Telecopy No.: (404) 261-5064

      and

           Debevoise & Plimpton
           875 Third Avenue
           New York, New York 10022
           Attention:   Margaret A. Davenport
           Telecopy No.: (212) 909-6836

      with an additional copy (which shall not constitute Notice) to:

           Kelso & Company
           320 Park Avenue
           24th Floor
           New York, New York 10022
           Attention:   James J. Connors II, Esq.
           Telecopy No.: (212) 223-2379

      To the Investors:

           To the address specified on the signature page executed by each such Investor.

      with a copy (which shall not constitute Notice) to:

           Paul, Hastings, Janofsky & Walker LLP
           399 Park Avenue
           31st Floor
           New York, NY 10022
           Attention:   William F. Schwitter, Esq.
           Telecopy No.: (212) 319-4090

           Section 7.2 Successors and Assigns. This Agreement shall be binding
                       ----------------------
upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that (i) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by the Company (except by operation of law in any merger) and (ii) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by any Investor except to any Person to whom such Investor has transferred Preferred Shares pursuant to the Stockholders' Agreement.

           Section 7.3 No Waivers: Amendments. (a) No failure or delay by any
                       ----------------------
party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (b) This Agreement may not be amended or modified, nor may any provision hereof be waived, other than by a written instrument signed by (X) the Company and (y) each Investor to which any such amendment pertains.

     Section 7.4 Counterparts. This Agreement may be signed in counterparts,
                 ------------
each of which shall constitute an original and which together shall constitute one and the same agreement.

     Section 7.5 Section Headings. The section headings contained in this
                 ----------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 7.6 GOVERNING LAW: SUBMISSION TO JURISDICTION: WAIVER OF JURY
                 ---------------------------------------------------------
TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
-----
LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AGREES THAT IT WILL NOT COMMENCE ANY SUCH ACTION IN ANY OTHER JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL AFFECT

THE RIGHT OF THE INVESTORS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

     EACH OF THE PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE INVESTORS' INVESTMENT IN THE COMPANY CONTEMPLATED HEREBY. THE SCOPE OF THIS JURY TRIAL WAIVER SHALL BE LIMITED TO DISPUTES BETWEEN THE COMPANY AND THE INVESTORS AND SHALL NOT EXTEND TO DISPUTES BETWEEN THE COMPANY AND ANY OTHER PERSON.

     Section 7.7 Entire Agreement. This Agreement, together with the other
                 ----------------
Documents, constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior agreements, documents, projections, representations, warranties and understandings, written or oral, relating to the subject matter hereof. The Investors acknowledge and agree that the only representations and warranties made by the Company with respect to the Company, the Documents and the Transactions are those set forth therein.

     Section 7.8 Severability. Any term or provision of this Agreement which is
                 ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     Section 7.9 Further Assurances. The Company shall, and shall cause each of
                 ------------------
its Subsidiaries to, at its cost and expense, upon request of any Investor or Holder, duly execute and deliver, or cause to be duly executed and delivered, to such Investor or Holder such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Investor or Holder to carry out more effectually the provisions and purposes of this Agreement and the other Documents.

           Section 7.10 Survival of Representations. Warranties and Agreements:
                        -------------------------------------------------------
No Recourse. With respect to the Initial Investors, the representations,
-----------
warranties and agreements of the Initial Investors and the Company in this Agreement shall survive the First Closing until the date that is six months from the date hereof. With respect to the Subsequent Investors, the representations, warranties and agreements of the Subsequent Investors and the Company in this Agreement shall survive the Second Closing until the six-month anniversary of the Second Closing. Notwithstanding the foregoing, the covenants contained in
Article VI and the agreements contained in this Article VII shall survive both the First Closing and the Second Closing indefinitely. In no event shall any Investor have any recourse against the present or former directors, officers or stockholders of the Company or any of its Affiliates with respect to any representation, warranty or agreement made by the Company in this Agreement.

           Section 7.11 Disclosure of Financial Information. Each Holder is
                        -----------------------------------
hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company or each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any other Holder, any court, Governmental Body claiming to have jurisdiction over such Holder, to the National Association of Insurance Commissioners or similar organizations, as may be required or appropriate in response to any summons or subpoena in connection with any litigation, to the extent necessary to comply with any law, order, regulation or ruling applicable to such Holder, or to any rating agency, in order to protect its investment hereunder; provided, however, that prior to disclosing any such information, such Holder shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy if the Company reasonably determines that such information must be kept confidential.

           Each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company or each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of such Holder's interest in any of the Preferred Stock (or any Common Stock into which such Preferred Stock is convertible) and this Agreement or to any actual purchaser or assignee thereof; provided, however, that no disclosure may be made unless such other Person first executes a confidentiality agreement acceptable to the Company with respect to any such information disclosed.



              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Stock Purchase Agreement has been signed by each of the parties hereto as of the date first written above.



                                 CONSUMER FINANCIAL NETWORK, INC.


Address:                         By: /s/ James V. Sandry
--------                             ----------------------------
                                 Title: EVP
                                       --------------------------


                                 GENERAL ELECTRIC CAPITAL CORPORATION

120 Long Ridge Road              By: /s/ Tony J. Pantuso
Stamford, CT 06927                   ----------------------------
                                 Title:  Dept Ops Manager
                                       --------------------------

                                   SCHEDULE 1


  Name of Investor           Preferred Stock Purchased        Aggregate Purchase
  ----------------           -------------------------        ------------------
                                                              Price

1 General Electric Capital   13,333,334 shares of Series A    $10,000,000
  Corporation                Convertible Preferred Stock

                                   SCHEDULE 2

Name of Investor           Preferred Stock Purchased           Aggregate
----------------           -------------------------           ---------
                                                               Purchase Price
                                                               --------------

                                   EXHIBITS
                                   --------

Exhibit A     -    Certificate of Designations

Exhibit B     -    CFN Technology Services Agreement

Exhibit C     -    Form of Opinion of Minkin & Snyder, PC


                                   SCHEDULES
                                   ---------

Schedule 1.1  -    Permitted Liens

Schedule 4.2  -    Capitalization

Schedule 4.3  -    Subsidiaries

Schedule 4.7  -    Material Adverse Changes

Schedule 4.8  -    Financial Statements

Schedule 4.11 -    Litigation

Schedule 4.12 -    Violations re Labor Relations

Schedule 4.13 -    Taxes

Schedule 4.14 -    Governmental Authorizations Required under Environmental Law

Schedule 4.15 -    ERISA

Schedule 4.16 -    Intellectual Property

Schedule 4.18 -    Agreements